UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               __________________


                                    FORM 8-K


                               __________________


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                 August 15, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            DIXON TICONDEROGA COMPANY
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                        1-8689                          23-0973760
-------------               ---------------                 -----------------
(State of                   (Commission File                (IRS Employer I.D.
Incorporation)                  Number)                           Number)



                            195 INTERNATIONAL PARKWAY
                             HEATHROW, FLORIDA 32746
                           ---------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (407) 829-9000
                                 --------------
              (Registrant's telephone number, including area code)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------  ----------------------------------


            (a) Not Applicable.

            (b) Not Applicable.

            (c) Exhibits

                Exhibit 99.1 Press Release issued by Dixon Ticonderoga Company dated August 13, 2003


ITEM 9.  REGULATION FD DISCLOSURE (Information Being Provided Under Item 12).
-------  --------------------------------------------------------------------


     In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12 -- Results of Operations and Financial Condition," is instead furnished under "Item 9 -- Regulation FD Disclosure." This information shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On August 13, 2003, Dixon Ticonderoga Company (the "Company") issued a press release announcing its results of operations for the three and nine months ended June 30, 2003. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

                      Use of Non-GAAP Financial Information
                   -------------------------------------------

     To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP measure of pro forma net income (loss) and pro forma net income
(loss) per share that do not include the following financial measures that are normally included in GAAP: debt refinancing costs; restructuring and related costs; and gains on receipt of securities from insurance company demutalizations, all net of related income taxes.

     The Company's management reviews these non-GAAP measures internally to evaluate the Company's performance and manage its operations. The Company believes that the inclusion of non-GAAP financial measure provides consistent and comparable measures to help stakeholders understand the Company's current future operating results and cash flows. The non-GAAP measures included in the press release attached hereto as Exhibit 99.1 have been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                             DIXON TICONDEROGA COMPANY


                             Dated:     August 15, 2003
                                        -------------------------------

                             By:        /s/  Gino N. Pala
                                        -------------------------------
                                        Gino N. Pala
                                        Chairman of Board, Co-Chief
                                        Executive Officer and Director

                                                                    Exhibit 99.1
                                                                    ------------





                              N E W S R E L E A S E
                              - - - - - - - - - - -

                            Dixon Ticonderoga Company
        195 International Parkway Heathrow, Florida 32746 (407) 829-9000

August 13, 2003                                       Contact:
                                                      Gino N. Pala, Chairman
FOR IMMEDIATE RELEASE                                 (407) 829-9000

                        DIXON TICONDEROGA REPORTS STRONG
                        --------------------------------

                             THIRD QUARTER EARNINGS
                             ----------------------

HEATHROW, Fla. ---- Dixon Ticonderoga Company (AMEX:DXT) today announced net income for its third quarter ended June 30, 2003 of $1,790,558 or $0.56 per basic and diluted share, compared with net income of $1,357,959 or $0.43 per basic and diluted share in the prior year quarter. Pro forma net income from continuing operations, excluding the effects of restructuring and related costs, gains on the receipt of securities from insurance company demutualizations and discontinued operations, was $1,517,684 or $0.47 per share, compared with $1,463,663 or $0.46 per share in the prior year. Third quarter revenues were $26,940,174 as compared to $28,147,596 last year. Weighted average shares outstanding during the quarter were 3,199,043, compared with 3,187,709 a year ago.

     For the first nine months of fiscal 2003, the Company reported that its pro forma net income from continuing operations increased dramatically to $1,361,554 or $0.43 per basic and diluted share from $267,533 or $0.08 per basic and diluted share in the prior year period. Including the effects of debt refinancing, restructuring costs, gains on the receipt of securities from insurance company demutualizations and results of discontinued operations, net income in the current year was $751,712 or $0.23 per share, compared with net income of $58,058 or $0.02 per share in the 2002 period. Revenues in the first nine months of fiscal 2003 were $61,702,854, compared with $63,572,021 a year ago. Average shares outstanding during the period were 3,194,902 compared with a 3,180,878 last year.

     Commenting on the first nine months results, Chairman and Co-Chief Executive Office Gino N. Pala said, "We are extremely gratified by the strong improvement in earnings from our core consumer products business, despite difficult economic conditions. This is a direct result of the benefits derived from our consolidation and cost reduction efforts over the past several years. Our company's results from continuing operations before taxes and special items improved in excess of $1.8 million thus far this fiscal year. While we continue to experience competitive pricing pressures and lower revenues in some markets, we are encouraged by these operating results and hope this trend of improvement will continue as we head into stronger economic times."

     Dixon Ticonderoga Company, with operations dating back to 1795, is one of the oldest publicly held companies in the U.S. Its consumer group manufactures and markets a wide range of writing instruments, art materials and office supplies, including the Ticonderoga(R), Prang(R) and Dixon(R) brands. Headquartered in Heathrow, Florida, Dixon Ticonderoga employs approximately 1,300 people at 8 facilities in the U.S., Canada, Mexico and the U.K. The company has been listed on the American Stock Exchange since 1988 under the symbol DXT.


                           Forward-Looking Statements
                           --------------------------

Any "forward-looking" statements in this press release (including, among others, management's hope that its operating performance will continue to improve during the remainder of the fiscal year) involve known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks include (but are not limited to) difficulties encountered with the company's plant consolidation and cost reduction programs, manufacturing inefficiencies resulting from its inventory reduction plan, increased competition, U.S. and foreign economic factors and foreign currency exchange risk, among others.

                                          # # # #

               DIXON TICONDEROGA COMPANY - - - EARNINGS HIGHLIGHTS
               ---------------------------------------------------

                                 Three Months Ended             Nine Months Ended
                                      June 30,                      June 30,
                                 2003          2002            2003           2002
                              ------------  ------------    ------------   ------------

Revenues                      $26,940,174   $28,174,596     $61,702,854    $63,572,021
                              ============  ============    ============   ============

Operating Income              $ 3,223,088   $ 2,774,982     $ 3,071,279    $ 2,217,826

Other Income, Net (1)             611,680         --          1,052,500        252,676

Interest Expense                 (990,806)   (1,034,000)     (2,652,880)    (2,840,176)

Income Tax (Expense) Benefit     (971,733)     (359,493)       (379,197)       341,474

Minority Interest                 (21,948)      (23,530)        (28,829)       (44,548)
                              ------------  ------------    ------------   ------------

Income (Loss) From
 Continuing Operations          1,850,281     1,357,959       1,062,873        (72,748)

Income (Loss) From
 Discontinued Operations          (59,723)        --           (311,161)       130,806
                              ------------  ------------    ------------   ------------

Net Income                    $ 1,790,558   $ 1,357,959     $   751,712    $    58,058
                              ============  ============    ============   ============

Earnings (Loss) Per Share
(Basic and Diluted):
  Continuing Operations       $      0.58   $      0.43     $      0.33    $     (0.02)
  Discontinued Operations           (0.02)           --           (0.09)          0.04
                              ------------  ------------    ------------   ------------
Net  Income                   $      0.56   $      0.43     $      0.24    $      0.02
                              ============  ============    ============   ============

Weighted Average Shares Basic   3,199,043     3,187,709       3,194,902      3,180,878
                              ============  ============    ============   ============

Weighted Average Shares Diluted 3,199,043     3,187,709       3,194,902      3,180,878
                              ============  ============    ============   ============


(1) Includes pre-tax gains on the receipt of securities from insurance company demutualizations of $672,291 in the 2003 periods.


           Reconciliation of Income (Loss) From Continuing Operations
           ----------------------------------------------------------
               To Pro Forma Net Income From Continuing Operations
               --------------------------------------------------

                                 Three Months Ended             Nine Months Ended
                                      June 30,                      June 30,
                                 2003          2002            2003           2002
                              ------------  ------------    ------------   ------------
Income (Loss) From Continuing
 Operations                   $ 1,850,281   $ 1,357,959     $ 1,062,873    $  (72,748)

Debt Refinancing,
 Net of Income Taxes                --            --            424,770         --

Restructuring and Related Costs,
 Net of Income Taxes              124,561       105,704         331,069       340,281

Gains on Receipt of Securities
 from Insurance Company
 Demutualizations, Net of
 Income Taxes                    (457,158)        --           (457,158)        --
                              ------------  ------------    ------------   ------------

Pro Forma Net Income          $ 1,517,684   $ 1,463,663     $ 1,361,554     $ 267,533
                              ============  ============    ============   ============

Pro Forma Net Income Per Share     $ 0.47        $ 0.46          $ 0.43        $ 0.08
                              ============  ============    ============   ============